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                                                                   EXHIBIT 99.17

                                  PRESS RELEASE


                  GAINSCO COMPLETES STRATEGIC CAPITAL ALLIANCE
                    WITH GOFF MOORE STRATEGIC PARTNERS, L.P.


         FORT WORTH, Texas, Oct. 4, 1999 -- GAINSCO, INC. (NYSE: GNA) today announced that it has completed the strategic capital alliance transaction with Goff Moore Strategic Partners, L.P. that was previously announced on June 29, 1999.

         Completion of this transaction concludes the strategic alternatives review process that GAINSCO initiated in 1998.

         GAINSCO, INC. is a property and casualty insurance holding company that underwrites specialty commercial automobile, auto garage, general liability and property coverages through a general agency distribution network, as well as nonstandard private passenger automobile insurance through the Lalande Group.